Exhibit 5.1

October 12, 2023

Marizyme, Inc.

555 Heritage Drive, Suite 205

Jupiter, Florida 33458

Re:	Marizyme, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Marizyme, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 915,071,257 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”) to be sold by certain stockholders of the Company (the “Selling Stockholders”) under a Registration Statement on Form S-1, as may be amended from time-to-time (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”).

Of the 915,071,257 Shares, (a) 13,971,324 (the “Issued Shares”) are outstanding and held by certain Selling Stockholders, (b) 221,939,338 (the “Convertible Note Shares”) are issuable to certain Selling Stockholders upon conversion of the Company’s outstanding 10% Secured Convertible Promissory Notes (the “Convertible Notes”), (c) 380,986,336 (the “Class C Warrant Shares”) are issuable to certain Selling Stockholders upon exercise of the Company’s Class C Common Stock Purchase Warrants (the “Class C Warrants”), (d) 66,159,434 (the “OID Convertible Note Shares”) are issuable to certain Selling Stockholders upon conversion of the Company’s outstanding 15% Original Issue Discount Unsecured Subordinated Convertible Promissory Notes (the “OID Convertible Notes”), (e) 84,546,202 (the “Class E Warrant Shares”) are issuable to certain Selling Stockholders upon exercise of the Company’s outstanding Class E Common Stock Purchase Warrants (the “Class E Warrants”), (f) 80,796,202 (the “Class F Warrant Shares”) are issuable to certain Selling Stockholders upon exercise of the Company’s outstanding Class F Common Stock Purchase Warrants (the “Class F Warrants”), and (g) 66,672,421 (the “Placement Agent Warrant Shares”) are issuable to certain Selling Stockholders upon exercise of the Company’s outstanding Placement Agent Warrants (the “Placement Agent Warrants”).

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For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	a form of the Convertible Notes;

(c)	a form of the Class C Warrants;

(d)	a form of the OID Convertible Notes;

(e)	a form of the Class E Warrants;

(f)	a form of the Class F Warrants;

(g)	forms of the Placement Agent Warrants;

(h)	the Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on March 20, 2007, and amended by Certificates of Amendment as filed with the Secretary of State of Nevada on August 20, 2010, November 4, 2010, March 20, 2018, December 30, 2022, and August 16, 2023 and amended by the Articles of Merger filed with the Secretary of State of Nevada on March 19, 2018, and amended by the Certificates of Change Pursuant to NRS 78.209 filed with the Secretary of State of Nevada on August 3, 2022, January 5, 2023, January 13, 2023, January 13, 2023, January 13, 2023, and May 15, 2023;

(i)	the Bylaws of the Company as adopted on March 20, 2007;

(j)	a specimen certificate representing the Common Stock; and

(k)	certain resolutions and actions of the Board of Directors of the Company relating to the issuance and registration under the Securities Act of the Shares and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed (a) the legal capacity of all natural persons executing the documents; (b) the genuineness of all signatures on the documents; (c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies; (d) that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; (e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the parties to such documents; (f) the execution and delivery by all parties of the documents; and (g) that all such documents are valid, binding, and enforceable against the parties thereto.

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We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Issued Shares have been duly authorized and are validly issued, fully paid, and nonassessable;

(b)	the issuance of the Convertible Note Shares has been duly authorized and upon issuance of the Convertible Note Shares upon conversion of and in accordance with the terms of the Convertible Notes, the Convertible Note Shares will be validly issued, fully paid, and nonassessable;

(c)	the issuance of the Class C Warrant Shares has been duly authorized and upon issuance of the Class C Warrant Shares upon exercise of and in accordance with the terms of the Class C Warrants, the Class C Warrant Shares will be validly issued, fully paid, and nonassessable;

(d)	the issuance of the OID Convertible Note Shares has been duly authorized and upon issuance of the OID Convertible Note Shares upon conversion of and in accordance with the terms of the OID Convertible Notes, the OID Convertible Note Shares will be validly issued, fully paid, and nonassessable;

(e)	the issuance of the Class E Warrant Shares has been duly authorized and upon issuance of the Class E Warrant Shares upon exercise of and in accordance with the terms of the Class E Warrants, the Class E Warrant Shares will be validly issued, fully paid, and nonassessable;

Marizyme, Inc. October 12, 2023 Page 4

(f)	the issuance of the Class F Warrant Shares has been duly authorized and upon issuance of the Class F Warrant Shares upon exercise of and in accordance with the terms of the Class F Warrants, the Class F Warrant Shares will be validly issued, fully paid, and nonassessable; and

(g)	the issuance of the Placement Agent Warrant Shares has been duly authorized and upon issuance of the Placement Agent Warrant Shares upon exercise of and in accordance with the terms of the Placement Agent Warrants, the Placement Agent Warrant Shares will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (other than the securities laws and regulations of the State of Nevada, as to which we express no opinion). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.